EXHIBIT 10.1

                SEPARATION AGREEMENT AND MUTUAL RELEASE OF CLAIMS


     1.   PARTIES

          The parties to this Separation Agreement and Mutual Release of Claims ("Agreement") are F. Kim Cox ("Employee") and Rentrak Corporation, an Oregon corporation ("Employer").

     2.   RECITALS

          By mutual agreement and subject to the provisions of this Agreement, Employee has resigned all offices that he holds with Employer or any of its subsidiaries or affiliated entities effective January 25, 2005, and Employer and Employee desire to terminate Employee's employment on a mutually agreeable basis. Employee and Employer therefore agree as follows:

     3.   EFFECTIVE DATE OF TERMINATION

          Employee's employment with Employer is terminated effective as of 5 p.m. Pacific Standard Time on February 15, 2005 (the "Termination Date").

     4.   CONSULTING AGREEMENT

          Contingent on the execution and nonrevocation of this Agreement, Employer and Employee are concurrently entering into a separate consulting agreement (the "Consulting Agreement") in the form attached hereto as Exhibit A.

     5.   INSURANCE BENEFITS

     (a) Employee will elect continuation of group medical and dental insurance coverage for Employee under COBRA. Employer will reimburse Employee for one-half of the premium costs incurred by Employee for COBRA coverage until Employee's COBRA coverage ends or Employee is eligible to receive medical and dental insurance benefits under another employer-provided plan, whichever occurs first. If, at the end of Employee's maximum COBRA coverage period, Employee is not eligible to receive medical or dental insurance benefits under another employer-provided plan, Employer will reimburse Employee for one-half of the premium costs incurred by Employee for comparable medical and dental insurance benefits, up to a maximum of $600 per month, from the end of Employee's maximum COBRA coverage period until March 31, 2007.

     (b) Employer will pay the premiums due under the life insurance and disability insurance policies in place with respect to Employee as of January 25, 2005, or policies providing equivalent coverage, so as to continue such coverage through March 31, 2007. Employer acknowledges that Employee's disability insurance policy as of the Termination Date is with Northwestern Mutual.

     (c) Employer's obligations to provide insurance benefits under this Section 5 will terminate in the event that the Consulting Agreement is terminated by Employer for "Cause" (as defined therein).

     6.   PROFIT SHARING PLAN

          Employee is a participant in Employer's profit sharing plan, and retains rights under that plan as determined by the plan document and the federal statute ERISA. As Employee will not be an employee of Employer on March 31, 2005, Employee will not be entitled to any contribution under Employer's profit sharing plan for the fiscal year then ending.

     7.   PROVISIONS REGARDING VESTED OPTIONS

     (a) Employee holds stock options to purchase a total of 328,307 shares of Employer's common stock, all of which are fully vested.

     (b) The  Compensation  Committee  of  Employer's  Board of  Directors  (the
"Committee") has approved resolutions and Employer has taken all necessary action to permit the following actions:

     (i) The delivery by Employee of up to 25,381 shares of Employer's common stock that he currently owns to pay the exercise price of a portion of Employee's stock options outstanding and unexercised under Employer's 1986 Second Amended and Restated Stock Option Plan as amended May 19, 2000 (the "1986 Plan"); and

     (ii) The extension of a loan by Employer to Employee in connection with the exercise of the remaining amount of Employee's stock options outstanding and unexercised under the 1986 Plan in a total amount not to exceed $750,000.

     (c) The Committee has determined that the change in Employee's status from an employee to an independent contractor pursuant to the simultaneous establishment of a consulting relationship between Employee and Employer under the terms of the Consulting Agreement will not constitute a Termination of Employment as that term is defined in Employer's 1997 Equity Incentive Plan (the "1997 Plan"), such that all outstanding and unexercised stock options held by Employee under the 1997 Plan will remain exercisable until the earliest to occur of the following events:

          (i) The date that the Consulting Agreement is terminated by Employer for "Cause" as defined therein; or

          (ii) Thirty days after the date the Consulting Agreement is terminated by Employee for any reason other than death, disability, or breach of the Consulting Agreement by Employer; or

          (iii) The expiration of one year following the date of Employee's death or disability; or

          (iv) June 30, 2007.

The Committee has further determined that, as a result of its determination in the preceding sentence, all stock options presently held by Employee that were granted under the 1997 Plan as incentive stock options will cease to be incentive stock options by reason of its action and that Employee's change in status from an employee to an independent contractor will not constitute a Termination of Employment as to those options despite the fact that such change will interrupt Employee's employment for purposes of Section 422(a)(2) of the Internal Revenue Code and applicable regulations and revenue rulings thereunder. In the event that any or all of the Committee's determinations are incorrect and result in a loss to Employee, Employer agrees to indemnify Employee for any loss incurred.

     (d) On February 2, 2005, Employer will extend a loan to Employee in connection with Employee's exercise of a portion of his outstanding options granted under the 1986 Plan in the amount of $750,000; provided that Employee executes loan documents in the form attached as Exhibit B at the request of Employer.

     (e) Employee agrees that, for as long as the Consulting Agreement remains in effect, he will not sell more than 10,000 shares of Employer's common stock in the open market during a single calendar week without the prior written authorization of Employer; provided that following completion of such sale of 10,000 shares, Employee may sell up to 5,000 additional shares in the open market on each trading day during the same calendar week as long as such shares are sold at a price that is not less than the opening sales price for Employer's common stock on the first trading day of such calendar week.

     (f) As of the date of this Agreement, Employer acknowledges and agrees that Employee will not be subject to Employer's Insider Trading Policy other than the requirement that Employee must comply with all applicable provisions of the federal and state securities laws. Employer will cooperate with Employee and Employee's broker, Morgan Keegan, with regard to the exercise of Employee's stock options under the 1986 Plan and 1997 Plan and, subject to Section 7(e) above, Employer will permit and assist Employee in using the broker-assisted cashless method of exercising all of Employee's options under the 1997 Plan and Employee's options under the 1986 Plan other than those exercised using the proceeds of the loan referred to in Section 7(d) above or by delivering shares of Employer common stock that Employee already owns. Subject to the limitations and restrictions set forth in this Agreement, Employer will act in good faith and will not impede, limit, or restrict Employee with regard to the exercise of Employee's options under the 1986 Plan and the 1997 Plan or the sale of shares of Employer common stock acquired upon such exercise.

     8.   EMPLOYMENT AGREEMENT

          The Amended and Restated Employment Agreement between Employee and Employer dated as of April 1, 2004 (the "Employment Agreement"), is terminated and of no further effect, except as provided in Sections 11 and 14 herein and
Section 7.3 of the Consulting Agreement, and except that (a) Employee will be entitled to the payments and other benefits specified in Sections 6.1(a), 6.1(d), and 6.1(e) of the Employment Agreement as of the Termination Date and
(b) Employee is entitled to reimbursement of expenses incurred prior to the Termination Date as provided in Section 2.5 of the Employment Agreement.

     9.  MUTUAL RELEASE OF ALL CLAIMS

     (a) Release by Employee.

          (i) Subject to the provisions of Section 14 hereof, Employee hereby completely releases and forever discharges Employer and each of its past, present, and future parent and subsidiary corporations and affiliates and each of their respective past, present, and future shareholders, officers, directors, agents, employees, insurers, successors, and assigns (collectively, the "Released Parties"), from any and all claims, liabilities, demands, and causes of action of any kind, whether statutory or common law, in tort, contract, or otherwise, in law or in equity, and whether known or unknown, foreseen or unforeseen, in any way arising out of, concerning, or related to, directly or indirectly, Employee's employment with Employer, including, but not limited to, the termination of Employee's employment based on any act or omission on or prior to the Termination Date, but not including (1) any claim for workers' compensation or unemployment insurance benefits or (2) any claim arising out of Employer's obligations under this Agreement or the Consulting Agreement. Without limiting the generality of the foregoing, this release specifically includes, but is not limited to, a release of claims arising under Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Worker Adjustment and Retraining Notification Act; and ORS chapters 652, 653, and 659A, and any amendments to any of such laws.

          (ii) Employee's release does not include, and expressly excludes, (1) any release of Employee's right to indemnification that currently exists, and (2) any accrued rights under any and all benefit plans.

     (b) Release by Employer. Subject to the provisions of Section 14 hereof, as material inducement to Employee to enter into this Agreement, Employer hereby irrevocably releases Employee and each of Employee's heirs, successors, and assigns, from any and all claims, liabilities, promises, agreements, damages, debts, and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, contingent or noncontingent, based upon any act or failure to act of Employee during Employee's employment with Employer.

     (c) Reaffirmation of Releases. Employee and Employer will each execute documents reaffirming their respective releases set forth above in substantially the form set forth in Exhibit C hereto and exchange delivery of such releases by February 16, 2005.

     10.  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

     (a) Indemnification. Employer acknowledges and confirms that during the term of the Consulting Agreement, Employee will continue to be entitled to indemnification as a former officer and employee of Employer following the Termination Date to the extent provided in Article VIII of Employer's Amended and Restated Articles of Incorporation and Article 10 of Employer's Bylaws, each as in effect on the date Employee signs this Agreement.

     (b) Directors' and Officers' Liability Insurance. For a period of three years after the Termination Date, Employer will maintain, at no expense to Employee, the current policies of directors' and officers' liability insurance and fiduciary liability insurance, if any, in respect of acts or omissions occurring at or prior to the Termination Date (including the transactions contemplated by this Agreement). If Employer's existing insurance expires, is terminated, or is cancelled during such three-year period, Employer will obtain directors' and officers' liability insurance with comparable coverage for the remainder of such period, on terms and conditions no less advantageous to Employee than Employer's existing directors' and officers' liability insurance, covering current or former directors and officers who are currently covered by Employer's existing directors' and officers' or fiduciary liability insurance policies.

     11.  REMEDIES

          Employer agrees that if Employer breaches this Agreement or the Consulting Agreement, Employee will be entitled to all of the payments, benefits, and other terms described in Sections 6.2.1 and 6.2.2 of the Employment Agreement for termination without cause (as defined therein). Such remedy will be in addition to any other remedy available to Employee at law or in equity; provided, however, that any monthly fee received under the Consulting Agreement pursuant to Section 3 therein will be credited against such amounts owed.

     12.  NO ACTION FILED

          Employee has not asserted and Employee will not assert in any forum any claims that are released by this Agreement. Employer has not asserted and Employer will not assert in any forum any claims that are released by this Agreement.

     13.  RETURN OF COMPANY PROPERTY

          Both parties confirm that all property of Employer, such as lap top computers, facsimile machines, cell phones, keys, credit cards, and proprietary documents have been returned to Employer.

     14.  EXECUTION AND REVOCATION

          If Employee accepts and signs this Agreement, he will receive a loan and other benefits that he would not otherwise be entitled to receive. Employee received a copy of this Agreement on January 14, 2005. Employee may take up to twenty-one (21) days from receipt of this Agreement to consider whether to accept and sign this Agreement. If Employee signs this Agreement, Employee may revoke this Agreement, by delivering a revocation in writing to Paul Rosenbaum at Employer within seven (7) days after signing it. If not revoked under the preceding sentence, this Agreement will become effective and enforceable on the eighth (8th) day after Employee signs it. No insurance benefits will be provided under Section 5 of this Agreement and the Consulting Agreement referenced in
Section 4 will not become effective until that revocation period has expired. If revoked, then Employee's resignation will also be deemed revoked, and the Employment Agreement will remain in full force and effect, with Employee's absence constituting an approved paid leave taken at Employer's request.

          Employee   and  Employer  are  each  advised  to  consult  with  their respective attorneys before signing this Agreement.

     15.  NO LIABILITY OR WRONGDOING

          This Agreement is not an admission by Employer or Employee of any liability or wrongdoing.

     16.  NOTICES

          All notices required or permitted under this Agreement must be in writing and will be deemed to have been given if delivered by hand, or mailed by first-class, certified mail, return receipt requested, postage prepaid, to the respective parties as follows (or to such other address as any party may indicate by a notice delivered to the other parties hereto): (i) if to Employee, to his residence at:

          Kim Cox

          With a copy to:

          Joy Ellis
          Garvey Schubert Barer
          121 SW Morrison Street, Suite 1100
          Portland, Oregon  97204

and (ii) if to Employer, to the address of the principal office of Employer, at:

          Rentrak Corporation
          One Airport Center
          7700 N.E. Ambassador Place
          Portland, Oregon  97220
          Attention:  Paul Rosenbaum

          With a copy to:

          Mary Ann Frantz
          Miller Nash LLP
          111 S.W. Fifth Avenue, Suite 3400
          Portland, Oregon  97204

     17.  DISCLOSURE OF TERMINATION/REFERENCES

     (a) The parties agree that Employee is leaving Employer on good terms. Employer agrees to issue the press release attached hereto as Exhibit D within four business days after Employee signs this Agreement. Employer agrees that any disclosure by Employer regarding Employee's termination or Employee, including but not limited to any in-house announcement, additional press release or statutorily-required disclosure, will be non-disparaging and consistent with the statements made in Exhibits D and E.

     (b) As further consideration for the signing of this Agreement, Employer agrees to execute a letter of referral in the form attached hereto as Exhibit E. In response to reference inquiries, Employer will respond by providing a copy of Exhibit E to the party making the inquiry. Employer further agrees to place a memorandum in Employee's personnel file stating as follows: "In the event that an inquiry from a potential employer concerning this employee is made, such employer will be provided a copy of the letter of referral attached hereto or the language of the letter of referral may be read to the employer over the telephone. This is the only information that will be released." Employer agrees to instruct its Human Resource personnel and its Executive Team to comply with the terms of the memorandum.

     18.  ATTORNEY FEES

          In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or which is based on this Agreement), the prevailing party will be entitled to recover, in addition to other costs, the reasonable attorney fees incurred by the prevailing party in connection with such suit, action, or arbitration, and in any appeal therefrom. The determination of who is the prevailing party and the amount of reasonable attorney fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorney fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court which hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorney fees incurred in such confirmation proceedings).

     19.  GOVERNING LAW

          This Agreement will be construed in accordance with the laws of the state of Oregon, without regard to any conflicts of laws rules. Any suit or action arising out of or in connection with this Agreement, or any breach of this Agreement, must be brought and maintained in the Circuit Courts of the State of Oregon. The parties hereby irrevocably submit to the jurisdiction of such court for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any claim that any such suit or action has been brought in an inconvenient forum.

     20.  CONSTRUCTION OF AGREEMENT

          Each of the parties has reviewed and had the opportunity to negotiate the terms of this Agreement. The rule of construction that ambiguities are to be resolved against the drafting party will not be applied in interpreting this Agreement. Titles and headings in this Agreement are used for convenience only and are not intended to and will not in any way enlarge, define, limit, or extend the rights or obligations of the parties or affect the interpretation of this Agreement. The provisions of this Agreement are severable, and if any provision of this Agreement is held invalid or unenforceable, it will be enforced to the maximum extent permissible, and the remaining provisions of this Agreement will continue in full force and effect.

     21.  MISCELLANEOUS

          The benefits of this Agreement will inure to the successors, heirs, and assigns of the parties. The considerations for this Agreement are the mutual promises described in this Agreement, which are acknowledged to be sufficient consideration. Each party executes this Agreement voluntarily. The parties acknowledge that the terms of this Agreement are contractual and that they understand its terms.


RENTRAK CORPORATION


By:  /s/ Paul. A. Rosenbaum                  /s/ F. Kim Cox
     ----------------------------------      ----------------------------------
     Paul A. Rosenbaum                       F. Kim Cox
Title:   Chief Executive Officer
Date:    January 25, 2005                    Date:  January 25, 2005



STATE OF OREGON                  )
                                 )   SS
COUNTY OF MULTNOMAH              )

     This instrument was acknowledged before me on January 25, 2005, by F. Kim Cox.


                                     Sara K. Bell
                                     ------------------------------------------
                                     Notary Public for Oregon
                                     My commission expires:   11/18/2008
                                                           --------------------

                                    EXHIBIT B

                                 LOAN AGREEMENT

          THIS LOAN AGREEMENT (as amended, supplemented, or modified from time to time, the "Loan Agreement") is dated as of February 2, 2005, and is between
F. KIM COX (the "Borrower") and RENTRAK CORPORATION, an Oregon corporation (the "Company").

          This Loan Agreement is made in connection with the Company's 1986 Second Amended and Restated Stock Option Plan, as amended May 19, 2000 (the "1986 Plan"). All terms not otherwise defined in this Loan Agreement have the meanings given such terms in the 1986 Plan. The parties agree as follows:

     1.  Purchase and Loan.

     (a) The Borrower agrees, on the terms and conditions set forth in this Loan Agreement, to borrow funds from the Company in the amount of $750,000.00 (the "Loan") and to use all of the proceeds of the Loan to exercise a portion of Borrower's stock options outstanding and unexercised under the 1986 Plan and to pay applicable withholding taxes in connection with the exercise of such options.

     (b) The Company agrees, on the terms and conditions set forth in this Loan Agreement, to make the Loan to the Borrower. The Loan will be evidenced by, and repayable in accordance with, a single promissory note in the form of Exhibit A to this Loan Agreement, appropriately completed (the "Note").

     2. Borrower Representations. The Borrower represents and warrants to the Company as follows:

     (a) This Loan Agreement constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except as (i) the enforceability of the Loan Agreement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     (b) The Borrower is aware of his responsibilities under federal and state securities laws and will cooperate with the Company to take reasonable steps to ensure compliance therewith at all times.

     3. Company Representations. The Company represents and warrants to the Borrower as follows:

     (a) This Loan Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as
(i) the enforceability of the Loan Agreement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

     (b) The Company will take reasonable steps to assist the Borrower in complying with federal and state securities laws.

     4. Loan Amount. The amount of the Loan shall equal Seven Hundred Fifty Thousand Dollars and No Cents ($750,000.00), which amount shall be disbursed to the Borrower on the date of this Loan Agreement.

     5. Events of Default.

     (a) For purposes of this Loan Agreement an Event of Default occurs when:

          (i) The Borrower fails to make any payment upon the date on which such payment becomes due under the terms of the Note, or

          (ii) The Borrower fails to observe or perform any covenant or agreement contained in this Loan Agreement for ten days after written notice of such failure has been given to the Borrower by the Company.

     (b) Upon the occurrence of an Event of Default, the Company will have the rights and remedies set forth in the Note. The rights and remedies provided in this Loan Agreement and in the Note are cumulative and not exclusive of any rights or remedies provided by law. An Event of Default under Section 5(a)(i) will also constitute "Cause" as that term is defined in a Consulting Agreement dated January 25, 2005, between the Borrower and the Company.

     6. Miscellaneous.

     (a) No failure or delay by the Company in exercising any right, power, or privilege under this Loan Agreement will operate as a waiver of any such right, power, or privilege, nor will any single or partial exercise of any right, power, or privilege preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

     (b) This Loan Agreement may be amended only in a writing signed by the Borrower and the Company. Any waiver must be in a writing signed by the waiving party.

     (c) The provisions of this Loan Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Loan Agreement will not be transferable by the Borrower except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order.

     (d) If any provision of this Loan Agreement is determined to be invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions of this Loan Agreement will remain in full force and effect in such jurisdiction and will be liberally construed in favor of the Company in order to carry out the intentions of the parties as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision of this Loan Agreement in any jurisdiction will not affect the validity or enforceability of such provision in any other jurisdiction.

     (e) Except as otherwise expressly provided herein, this Loan Agreement constitutes the entire understanding of the parties relating to the Loan and supersedes and replaces all written and oral agreements previously made or existing by and between the parties relating to the Loan.

     7. Governing Law. This Loan Agreement will be governed by and construed in accordance with the laws of the State of Oregon, without application of Oregon conflict of law rules.

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.

                                   BORROWER

                                   --------------------------------------------
                                   F. Kim Cox


                                   RENTRAK CORPORATION

                                   By
                                        ---------------------------------------
                                   Print Name
                                               --------------------------------
                                   Title
                                        ---------------------------------------

                            Exhibit A to EXHIBIT B

                                 PROMISSORY NOTE


                                                               Portland, Oregon
                                                               February 2, 2005

          FOR VALUE RECEIVED, F. KIM COX (the "Maker") promises to pay to RENTRAK CORPORATION (the "Company") the principal sum of Seven Hundred Fifty Thousand Dollars and No Cents ($750,000.00), together with interest from the date of this Note at the rate of 2.78% per annum, compounded annually, subject to adjustment as provided below. This Note is payable at the corporate offices of the Company at 7700 N.E. Ambassador Place, One Airport Center, Portland, Oregon 97220, or at such other place as the Company may designate in writing from time to time. This Note is issued pursuant to a Loan Agreement between the Maker and the Company (the "Loan Agreement"). All terms not otherwise defined in this Note will have the meanings given such terms in the Loan Agreement.

          1. Prepayments. The Maker may prepay this Note, in whole or in part, at any time without penalty. Optional prepayments will be applied first to the repayment of principal and then to the payment of accrued but unpaid interest.

          2. Due Date. The entire unpaid balance of the principal and accrued interest will be due and payable on May 15, 2005.

          3. Default. If any payment due under this Note is not made upon the date on which such payment becomes due, or if the Maker is declared or adjudicated to be bankrupt by a United States Bankruptcy Court, the Maker will be in default under this Note and the Loan Agreement. Upon the occurrence of a default under this Note or the Loan Agreement, the entire unpaid principal balance of this Note and all accrued but unpaid interest, will, at the option of the Company, become immediately due and payable together with interest from the date of default at the rate of 12.78% per annum, compounded annually. The rights and remedies provided herein will be cumulative and not exclusive of any rights or remedies provided by law.

          4. Severability. If any provision of this Note is determined to be invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of this Note will remain in full force and effect in such jurisdiction and will be liberally construed in favor of the Company in order to carry out the intentions of the parties as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision of this Note in any jurisdiction will not affect the validity or enforceability of such provision in any other jurisdiction.

          5. No Waivers. No failure or delay by the Company in exercising any right, power, or privilege hereunder will operate as a waiver of such right, power, or privilege nor will any single or partial exercise of any right, power, or privilege preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

          6. Miscellaneous. Presentment, demand, protest, and notices of dishonor and of protest are hereby waived by the Maker to the extent permitted by law. The Maker agrees that he will pay, to the extent permitted by law, all expenses incurred in collecting this obligation, including reasonable attorney's fees at trial and on appeal, should this obligation or any part of this obligation not be paid as and when due. This Note is non-negotiable.

          7. Governing Law. This Note will be governed by, and construed in accordance with, the laws of the State of Oregon, without application of Oregon conflict of law rules.



                                      MAKER

                                      -----------------------------------------
                                      F. Kim Cox